Exhibit 4.1

EXECUTION COPY

VIACOM INC.

AND

THE BANK OF NEW YORK MELLON

Trustee

TWENTIETH SUPPLEMENTAL INDENTURE

Dated as of February 28, 2017

To Indenture dated as of April 12, 2006

between

VIACOM INC.

and

THE BANK OF NEW YORK MELLON

Trustee

$650,000,000 5.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057

$650,000,000 6.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057

TWENTIETH SUPPLEMENTAL INDENTURE, dated as of February 28, 2017, between VIACOM INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee, as supplemented from time to time (as so supplemented and as supplemented hereby, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 901(5) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture with respect to a series of Securities, where there are no Securities Outstanding which are entitled to the benefit of such provision; and

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue from time to time two new series of Securities consisting of 5.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057 (the “NC5 Debentures”) and 6.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057 (the “NC10 Debentures” and, together with the NC5 Debentures, the “Debentures”) under the Indenture;

NOW, THEREFORE, THIS TWENTIETH SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of the Debentures as follows:

SECTION 1.     For the purpose of this Twentieth Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as supplemented hereby.

SECTION 2.    For the sole benefit of the Holders of the Debentures:

SECTION 2.1     The Company shall issue the NC5 Debentures in an initial aggregate principal amount of $650,000,000 and the NC10 Debentures in an initial aggregate principal amount of $650,000,000 on the date hereof. The forms of the NC5 Debentures and the NC10 Debentures are set forth in Exhibit A and Exhibit B hereto, respectively. The NC5 Debentures and the NC10 Debentures shall include the legends set forth on the face of Exhibit A and Exhibit B hereto, respectively, substantially in the form so set forth, except to the extent otherwise provided herein.

SECTION 2.2     The NC5 Debentures and the NC10 Debentures shall each be issued initially in the form of one or more permanent global Securities, in registered form substantially in the form set forth in Exhibit A and Exhibit B hereto, respectively (together, the “Global Securities”), registered in the name of the nominee of The Depository Trust Company, as U.S. Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

SECTION 2.3     Section 1101 of the Indenture is hereby deleted in its entirety and replaced by the following Section 1101:

SECTION 1101. Optional Redemption. The Debentures will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date on or after February 28, 2022, in the case of the NC5 Debentures, and on or after February 28, 2027, in the case of the NC10 Debentures, at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date). The Company shall transmit notice of any such redemption at least 30 days, but not more than 60 days, before the Redemption Date to each Holder of the Debentures to be redeemed.

SECTION 2.4     The following Section 1101A is hereby added to the Indenture:

SECTION 1101A. Redemption Upon a Tax Event. Following the occurrence of a Tax Event with respect to any series of the Debentures, the Debentures of such series will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2022, in the case of the NC5 Debentures, and prior to February 28, 2027, in the case of the NC10 Debentures, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

SECTION 2.5     The following Section 1101B is hereby added to the Indenture:

SECTION 1101B. Redemption Upon a Rating Agency Event. Following the occurrence of a Rating Agency Event with respect to any series of the Debentures, the Debentures of such series will be redeemable, in accordance with this Article Eleven, at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2022, in the case of the NC5 Debentures, and prior to February 28, 2027, in the case of the NC10 Debentures, at a Redemption Price equal to the sum of 102% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

SECTION 2.6     The following Section 1101C is hereby added to the Indenture:

SECTION 1101C. Redemption Upon a Change of Control Event. Following the occurrence of a Change of Control Event with respect to any series of the Debentures, the Debentures of such series will be redeemable (any such redemption, a “Change of

Control Redemption”), in accordance with this Article Eleven, at any time, at the option of the Company, in whole but not in part, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (the “Change of Control Event Redemption Date”) (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Unless the Company has previously or concurrently given a redemption notice to Holders of all outstanding Debentures of any series with respect to which a Change of Control Event has occurred or may occur pursuant to Sections 1101, 1101A or 1101B, within 30 days following any Change of Control Event in respect of any series of Debentures or, at the option of the Company, prior to any Change of Control Event, but after the public announcement of the related Change of Control, the Company shall send a notice to each Holder of such series of Debentures describing the transaction or transactions that constitute or may constitute the Change of Control Event and either the Company’s election not to redeem the applicable Debentures or the applicable Change of Control Event Redemption Date (which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent), together with such other matters as may be advisable in the Company’s discretion or required by this Indenture or permitted pursuant to this Article 11. The notice shall, if sent prior to the occurrence of the Change of Control Event, state that the Change of Control Redemption is conditioned on the Change of Control Event occurring on or prior to the redemption date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this paragraph following a Change of Control Event with respect to a series of Debentures and the Company has not otherwise given a redemption notice to Holders of all outstanding Debentures of such series pursuant to Sections 1101, 1101A or 1101B, the per annum rate of interest payable on the Debentures of such series shall be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Event is sent to Holders of Debentures of such series.

SECTION 2.7     Section 101 of the Indenture is hereby amended by adding the following definitions, each in appropriate alphabetical order:

“Additional Interest” has the meaning assigned in Section 1001A.

“Calculation Agent” has the meaning assigned in Section 307A.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and those of the subsidiaries of the Company, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Affiliates;

(2)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3)	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company, one of its subsidiaries or Redstone Family Members, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, and following such transaction or transactions, Redstone Family Members beneficially own less than 50% of the Voting Stock of the Company, in each case, measured by voting power rather than number of shares; or

(4)	the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Company’s common stock, following which Redstone Family Members beneficially own, directly or indirectly, more than 50% of the Voting Stock of the Company, measured by voting power rather than the number of shares.

As used in this definition of “Change of Control,” an “Affiliate” of the Company means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, or directly or indirectly controlled by a Redstone Family Member, and “Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Change of Control Event” in respect of any series of Debentures means the occurrence of both a Change of Control and a Rating Downgrade Event in respect of such series of Debentures.

“Change of Control Event Redemption Date” has the meaning assigned in Section 1101C.

“Change of Control Redemption” has the meaning assigned in Section 1101C.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the first date that any of the Debentures were issued; or

(2)	was nominated for election or elected to the Board of Directors of the Company (i) with the approval of Redstone Family Members representing not less than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, or (ii) with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

“Current Methodology” means, with respect to a series of Debentures, the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as such series of Debentures on the date of original issuance of the Debentures of such series.

“Debentures” has the meaning assigned in the Twentieth Supplemental Indenture.

“Fitch” means Fitch Ratings, Inc.

“Fixed-Rate Period” means the period from, and including, February 28, 2017 to, but excluding, February 28, 2022, in the case of the NC5 Debentures, and February 28, 2027, in the case of the NC10 Debentures.

“Floating-Rate Period” means the period from, and including, February 28, 2022, in the case of the NC5 Debentures, and February 28, 2027, in the case of the NC10 Debentures, in each case to, but excluding, February 28, 2057.

“Interest Determination Date” has the meaning assigned in Section 307A.

“Interest Reset Date” means February 28, May 28, August 28 and November 28 in each year.

“LIBOR Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“Moody’s” means Moody’s Investors Service, Inc.

“NC5 Debentures” has the meaning assigned in the Twentieth Supplemental Indenture.

“NC10 Debentures” has the meaning assigned in the Twentieth Supplemental Indenture.

“Optional Deferral Period” has the meaning assigned in Section 1001A.

“Rating Agency” means:

(1)	each of Moody’s, S&P and Fitch; and

(2)	if any of Moody’s, S&P or Fitch ceases to rate the relevant series of Debentures or fails to make a rating of the relevant series of Debentures, as the case may be, publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Rating Agency Event” means, with respect to a series of Debentures, a change to the Current Methodology, which change either (i) shortens the period of time during which equity credit pertaining to the Debentures of such series would have been in effect had the Current Methodology not been changed or (ii) reduces the amount of equity credit assigned to the Debentures of such series as compared with the amount of equity credit that such rating agency had assigned to the Debentures of such series as of the date of original issuance thereof.

“Rating Downgrade Event” with respect to either series of the Debentures means that the rating of such series of Debentures by all of the Rating Agencies is decreased by one or more gradations (including gradations within rating categories as well as between rating categories) on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such series of Debentures is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Rating Downgrade Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Downgrade Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Downgrade Event).

“Redstone Family Members” includes only the following persons: (i) Mr. Sumner Redstone, (ii) the estate of Mr. Redstone; (iii) each descendant of Mr. Redstone or spouse or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iv) any spouse or former spouse of Mr. Redstone; (v) each “Family Controlled Entity” (as defined below); and (vi) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members;

(ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests are owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members. The term “Family Controlled Trust” includes certain trusts existing on February 23, 2017 and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or on any similar, successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Company from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Tax Event” means, with respect to a series of Debentures, when the Company has received an opinion of nationally recognized counsel experienced in U.S. federal income tax matters that, as a result of:

(1)     any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the U.S. or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(2)     an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(3)     any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(4)     a threatened challenge asserted in writing in connection with an audit of the Company or any of its Subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures of such series, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after February 23, 2017, there is more than an insubstantial risk that interest payable by the Company on such series of Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

“Three-Month LIBOR” shall be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, Three-Month LIBOR shall be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then Three-Month LIBOR, in respect of that Interest Determination Date, shall be determined in accordance with the provisions described in (2) below.

(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Company shall request the principal London offices of each of four major reference banks in the London interbank market (which may include Affiliates of the Underwriters), as selected by the Company, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then Three-Month LIBOR on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, then Three-Month LIBOR on the Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include Affiliates of the Underwriters) selected by the Company for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, Three-Month LIBOR on the Interest Determination Date shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, Three-Month LIBOR on the Interest Determination Date shall be Three-Month LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Twentieth Supplemental Indenture” means the twentieth supplemental indenture dated as of February 28, 2017, between the Company and the Trustee to this Indenture.

“Underwriter” means any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Mizuho Securities USA Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., MUFG Securities Americas Inc., RBS Securities Inc., BNY Mellon Capital Markets, LLC, Santander Investment Securities Inc., The Williams Capital Group, L.P., ICBC Standard Bank Plc, SG Americas Securities, LLC, Lebenthal & Co., LLC and Samuel A. Ramirez & Company, Inc.

Section 101 of the Indenture is hereby amended by deleting the definition of “Default” therein and inserting in the place thereof the following:

“Default” means, with respect to the Debentures of any series, the following event: default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than (i) a covenant or warranty a default in whose performance or whose breach is addressed in Section 501 or (ii) which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than the Debentures), and continuance of such default or breach for a period of 90 days after specified written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures of such series.

SECTION 2.8     The following Section 305A is hereby added to the Indenture:

SECTION 305A. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth on the face of the form of the NC5 Debenture or of the form of the NC10 Debenture, as applicable.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)    Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Transfers of interests in one Global Security to parties who will hold the interests through the same Global Security will be effected in the ordinary way in accordance with the rules and operating procedures of the applicable Depositary. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and

Conditions Governing Use of Euroclear” (or any successors thereto) of Euroclear and the “General Terms and Conditions of Clearstream” and “Customer Handbook” (or any successors thereto) of Clearstream shall be applicable to interests in the Global Securities that are held by Agent Members through Euroclear and Clearstream.

(c)    Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for so long as it remains such an interest.

(d)    In connection with any transfer of a portion of the interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 305A, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the interest in such Global Security to be transferred.

(e)    In connection with the transfer of the Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 305A, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation.

(f)    The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

(g)    The Debentures are initially solely issuable as Global Securities. Registered Securities shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security, if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

(h)    All Debentures issued upon any transfer or exchange of Debentures shall be valid, legally enforceable obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

SECTION 2.9     Section 106 of the Indenture is hereby amended by inserting immediately following the words, “at his address as it appears in the Security Register”, the following: “or in accordance with the procedures of the applicable Depositary, if any”.

SECTION 2.10    The first paragraph of Section 1103 of the Indenture is hereby amended and restated as follows:

SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date in accordance with the procedures of the Depositary or, in the case of certificated Securities, by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are then listed, and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

SECTION 2.11    The following Section 301A is hereby added to the Indenture:

SECTION 301A. Further Issues. The Company may from time to time, without notice to or the consent of the Holders of the Debentures, create and issue further NC5 Debentures and NC10 Debentures ranking equally and ratably in all respects with the Debentures of such series, as the case may be, or in all respects except for the payment of interest accruing prior to the issue date or except, as applicable, for the first payment of interest following the issue date of those further Debentures. Any such further Debentures shall be consolidated with and form a single series with the NC5 Debentures or the NC10 Debentures issued on the date of the Twentieth Supplemental Indenture, as the case may be, and shall have the same terms as to status, CUSIP number or otherwise as such series of Debentures; provided, however, that any such further Debentures that are not fungible for U.S. federal income tax purposes with the NC5 Debentures or the NC10 Debentures issued on the date of the Twentieth Supplemental Indenture, as the case may be, may be issued under a different CUSIP number. Any such further Debentures shall be issued pursuant to a Board Resolution, a supplement to this Indenture or under an Officer’s Certificate pursuant to this Indenture.

SECTION 2.12    Section 311 of the Indenture is hereby deleted in its entirety and replaced by “SECTION 311. [Reserved.]”, and the following Section 307A is hereby added to the Indenture:

SECTION 307A. Fixed-Rate and Floating Rate Period. (a) During the Fixed-Rate Period, interest on the Debentures of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)     During the Floating-Rate Period, the rate of interest on the Debentures shall be set initially or reset quarterly, as the case may be, on each Interest Reset Date, commencing February 28, 2022, in the case of the NC5 Debentures, and February 28, 2027, in the case of the NC10 Debentures. If any Interest Reset Date would fall on a day that is not a LIBOR Business Day, the Interest Reset Date shall be postponed to the next succeeding LIBOR Business Day, except that if that LIBOR Business Day falls in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding LIBOR Business Day.

(c)    During the Floating-Rate Period, in lieu of Section 112, this clause (c) shall apply to the Debentures. If any Interest Payment Date, other than a Redemption Date or the maturity date, for the Debentures would fall on a day that is not a LIBOR Business Day, the Interest Payment Date shall be postponed to the next succeeding LIBOR Business Day, except that if that LIBOR Business Day falls in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding LIBOR Business Day. If a Redemption Date or the maturity date for the Debentures would fall on a day that is not a LIBOR Business Day, the payment of interest and principal or the applicable Redemption Price shall be made on the next succeeding LIBOR Business Day, and no interest shall accrue after such Redemption Date or maturity date, as applicable.

(d)    The calculation agent for the Debentures is the Trustee, or its successor appointed by the Company (the “Calculation Agent”). The Calculation Agent shall determine the initial interest rate for the Debentures by reference to Three-Month LIBOR on the second London Banking Day preceding February 28, 2022, in the case of the NC5 Debentures, and February 28, 2027, in the case of the NC10 Debentures, and the interest rate for each succeeding interest reset period by reference to Three-Month LIBOR on the second London Banking Day preceding the applicable Interest Reset Date (each, an “Interest Determination Date”). Promptly upon such determination, the Calculation Agent shall notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the new interest rate. Upon the request of the Holder of any Debenture, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(e)    During the Floating-Rate Period, the amount of interest accrued on the Debentures to each Interest Payment Date shall be calculated by multiplying the principal amount of the Debentures by an accrued interest factor. The accrued interest factor shall be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is equal to the interest rate applicable to that day divided by 360. The interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date.

(f)    All percentages resulting from any calculation of any interest rate for the Debentures shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

(g)    All calculations made by the Calculation Agent for the purposes of calculating interest on the Debentures shall be conclusive and binding on the Holders of the Debentures and the Company, absent manifest error.

(h)    With respect to the Debentures, in this Indenture the term “interest” includes quarterly or semi-annual interest payments, as applicable, and applicable interest on interest payments incurred but not paid on the applicable Interest Payment Date. Unless the context otherwise requires, the term “interest” shall include Additional Interest, if any.

SECTION 2.13    Section 501 of the Indenture is hereby deleted in its entirety and replaced by the following Section 501:

SECTION 501. Events of Default. “Event of Default”, wherever used herein with respect to Debentures of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    the Company does not pay the principal of, or premium, if any, on or interest on the Debentures of such series when due and payable, at maturity, or upon redemption;

(2)    the Company does not pay interest (including Additional Interest) on the Debentures of such series when due and payable and such failure to pay interest continues for 30 days (other than with respect to interest due at maturity or upon earlier redemption), subject to the Company’s right to optionally defer interest payments pursuant to Section 1001A;

(3)     the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(4)    the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the

Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action.

For the avoidance of doubt, the Events of Default stated in this Section 501 shall be the only Events of Default applicable to the Debentures.

Section 503 of the Indenture is hereby amended by deleting, “The Company covenants” and inserting in its place the following: “Subject to the Company’s right to optionally defer interest payments pursuant to Section 1001A, the Company covenants”.

Section 601 of the Indenture is hereby amended by deleting, “of the character specified in Section 501(3)”. Section 606 of the Indenture is hereby amended by deleting, “Section 501(5) or (6)”, and inserting in its place, “Section 501(3) or (4)”. Section 1503 of the Indenture is hereby amended by deleting, “under Section 501(3) or Section 501(6) or otherwise”. Section 1504(2) of the Indenture is hereby amended by deleting, “insofar as paragraphs (4) and (5) of Section 501”, and inserting in its place, “insofar as paragraphs (3) and (4) of Section 501”.

The following Section 501A is hereby added to the Indenture:

SECTION 501A. Remedies Upon a Default. Notwithstanding any other provision of this Indenture, upon the occurrence and continuance of a Default with respect to a series of Debentures, the Trustee and the Holders of the Debentures of such series shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company shall be subject to the same obligations and restrictions, in each case, as would apply if such Default was an Event of Default or an event which after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued interest on the Debentures of such series may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Debentures of such series; provided, further, that in case a Default has occurred and is continuing, the Trustee shall not be subject to the requirement to exercise, with respect to the Debentures of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

SECTION 2.14    The first paragraph of Section 502 of the Indenture is hereby amended and restated as follows:

SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clause (1) or (2) of Section 501 with respect to the Debentures of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series may, and the Trustee at the request of such Holders shall, declare immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders) the unpaid principal of (and premium, if any) and accrued interest in respect of any Debenture then Outstanding in that series (the “Default Amount”). Upon any such declaration, the Default Amount shall become immediately due and payable on all Outstanding Debentures of that series. Notwithstanding any other provision of this Section 502, if an Event of Default in Sections 501(3) or 501(4) occurs, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 2.15    The fifth paragraph of Section 307 of the Indenture is hereby amended by deleting the word “Any” at the start of such paragraph and inserting in place thereof the following: “Subject to the Company’s right to optionally defer interest payments pursuant to Section 1001A, any”.

The following Section 1001A is hereby added to the Indenture:

SECTION 1001A. Option to Defer Interest Payments.    (a) Notwithstanding Section 1001, so long as no Event of Default under this Indenture with respect to the Debentures has occurred and is continuing, at the Company’s sole option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on any series of the Debentures by extending the interest payment period for up to five (5) consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments for a series of Debentures may not extend beyond the maturity date of such series of Debentures or end on a day other than an Interest Payment Date. Any deferred interest on the Debentures of any series shall accrue additional interest at a rate equal to the interest rate then applicable to the Debentures of such series from the applicable Interest Payment Date to the date of payment (such additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest shall be due and payable on the Debentures until the end of an Optional Deferral Period, except upon a redemption of the Debentures during such Optional Deferral Period. For the avoidance of doubt, any such deferral of payment of interest during an Optional Deferral Period in compliance with this Section 1001A shall not be deemed to be Defaulted Interest.

At the end of an Optional Deferral Period or on any Redemption Date, the Company shall be obligated to pay all accrued and unpaid interest, including any Additional Interest, on the applicable series of Debentures. Once the Company pays all accrued and unpaid interest payments on the Debentures of such series, including any Additional Interest, the Company may again defer interest payments on the Debentures of such series as set forth above, but not beyond the maturity date of the Debentures of such series.

The Company shall provide to the Trustee written notice of any optional deferral of interest at least 10 and not more than 60 Business Days prior to the earlier of (1) the next applicable Interest Payment Date or (2) the date, if any, upon which the Company is required to give notice of such Interest Payment Date or the record date therefor to any applicable self-regulatory organization. In addition, in connection with the exercise of its option to defer interest pursuant to this Section 1001A, the Company shall deliver to the

Trustee an Officer’s Certificate stating that no Event of Default shall have occurred and be continuing. Subject to receipt of such Officer’s Certificate, the Trustee shall promptly forward such notice to each Holder of record of Debentures of the applicable series.

(b)    During an Optional Deferral Period, subject to the exceptions set forth below, the Company shall not:

(1)    declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock; or

(2)    make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior in right of payment to the Debentures.

None of the foregoing in this clause (b) shall restrict:

(1)    any of the actions set forth in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock;

(2)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(3)    dividends, payments or distributions payable in shares of capital stock;

(4)    redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its Subsidiaries or in connection with a dividend reinvestment or stock purchase plan; or

(5)    any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

SECTION 2.16    The provisions of Article Seventeen of the Indenture, as amended and supplemented by this Section 2.16, shall apply to the Debentures, and the term “Senior Indebtedness”, as used in such Article Seventeen, shall mean Senior Indebtedness of the Company.

The first and second paragraphs of Section 1702 of the Indenture are hereby amended and restated as follows:

SECTION 1702. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Upon any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or any bankruptcy, insolvency or similar proceedings of the Company (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a)    the holders of all Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Subordinated Securities are entitled to receive or retain any payment or distribution upon such Subordinated Securities; and

(b)    any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Securities or the Trustee would be entitled except for the provisions of this Article Seventeen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)    in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the prior payment in full of all Senior Indebtedness, the rights of Holders of Subordinated Securities shall be subrogated to the rights of the holders of

Senior Indebtedness (to the extent that distributions otherwise payable to such Holders have been applied to the payment of Senior Indebtedness) to receive payments and distributions of the Company applicable to Senior Indebtedness until all amounts owing on the Subordinated Securities shall be paid in full and no such payments or distributions to the Holders of the Subordinated Securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Securities be deemed to be a payment by the Company to or on account of the Subordinated Securities. It is understood that the provisions of this Article Seventeen are and are intended solely for the purpose of defining the relative rights of the Holders of Subordinated Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Seventeen or elsewhere in this Indenture or in the Subordinated Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Subordinated Securities the principal of (and premium, if any) and interest, if any, on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Subordinated Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Subordinated Securities prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Seventeen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Seventeen, the Trustee, subject to the provisions of Section 602, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article Seventeen.

Section 1703 of the Indenture is hereby amended and restated as follows:

SECTION 1703. No Payment on Subordinated Securities in Event of Default on Senior Indebtedness. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on the Subordinated Securities may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness.

SECTION 2.17    Sections 801, 802, 1009 and 1010 of the Indenture are hereby deleted and replaced by “SECTION 801. [Reserved.]”, “SECTION 802. [Reserved.]”, “SECTION 1009. [Reserved.]” and “SECTION 1010. [Reserved.]”, respectively.

SECTION 2.18    The following Section 1012 is hereby added to the Indenture:

SECTION 1012. Agreement by Holders to Certain Tax Treatment. Each Holder of the Debentures shall, by accepting the Debentures or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Debentures constitute indebtedness and shall treat the Debentures as indebtedness for United States federal, state and local tax purposes.

SECTION 3.     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS TWENTIETH SUPPLEMENTAL INDENTURE.

SECTION 4.     This Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.     Except as herein amended with respect to the Debentures, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

SECTION 6.    The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee shall not be responsible for monitoring whether any Tax Event, Rating Agency Event or Change of Control Event as contemplated by Sections 1101A, 1101B and 1101C of the Indenture has occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Twentieth Supplemental Indenture to be duly executed, all as of the day and year first written above.

VIACOM INC.

By:	/s/ James Bombassei
Name:	James Bombassei
Title:	Senior Vice President, Investor Relations and Treasurer

[Signature Page to Twentieth Supplemental Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Twentieth Supplemental Indenture]

EXHIBIT A TO TWENTIETH SUPPLEMENTAL INDENTURE

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

VIACOM INC.

5.875% Fixed-to-Floating Rate Junior Subordinated Debenture due 2057

No.	$

CUSIP: 92553P BD3

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $         on February 28, 2057 at the office or agency of the Company referred to below, and to pay interest thereon (i) in arrears on August 28, 2017 and semiannually thereafter, on February 28 and August 28 in each year, from February 28, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, initially at the rate of 5.875% per annum, to, but excluding, February 28, 2022, and (ii) in arrears on May 28, 2022 and quarterly thereafter, on February 28, May 28, August 28 and November 28 in each year, from, and including, February 28, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding February 28, 2057, at an annual rate equal to Three-Month LIBOR plus 3.895%, reset quarterly, until the principal hereof is paid or duly provided for. The rate of interest payable during the Floating-Rate Period is subject to the maximum interest rate permitted by the law of the State of New York or other applicable state law, as such law may be modified by United States law of general application. In no event shall the rate of interest payable on the Debentures during the Floating-Rate Period be less than 0.0%.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, during the Fixed-Rate Period, shall be the February 13 or August 13, as the case may be, next preceding such Interest Payment Date, and, during the Floating-Rate Period, shall be the fifteenth calendar day, whether or not a LIBOR Business Day, that precedes the applicable Interest Payment Date.

The Company may, at its sole option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on this Security for up to five (5) consecutive years per deferral by extending the interest payment period pursuant to Section 1001A of the Indenture.

Subject to the Company’s right to optionally defer interest payments pursuant to Section 1001A of the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time and as further supplemented by the Twentieth Supplemental Indenture dated as of February 28, 2017 between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 5.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057, initially limited in aggregate principal amount to $650,000,000. This Security is a global Security representing $[        ] of the Securities, which are unsecured and rank junior in right of payment to all of the Company’s Senior Indebtedness, whether existing on the date of issuance of this Security or from time to time incurred, created, assumed or existing after the date of issuance of this Security. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, on any date on or after February 28, 2022 to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Tax Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2022, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Rating Agency Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2022, at a Redemption Price equal to the sum of 102% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Change of Control Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), subject to an increase in the per annum interest rate of the Securities of this series by an additional 5.0 percentage points if the Securities of this series are not redeemed pursuant to any of Sections 1101, 1101A, 1101B or 1101C of the Indenture following a Change of Control Event with respect to the Securities of this Series, upon the terms and conditions set forth in Section 1101C of the Indenture.

In the case of any partial redemption, selection of the Securities of this series for redemption will be made in accordance with the procedures of the Depositary or by the Trustee by such method as the Trustee in its sole discretion deems appropriate; provided that no Securities of this series of $2,000 in principal amount or less shall be redeemed in part. If any

Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 28, 2017	VIACOM INC.
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: February 28, 2017

EXHIBIT B TO TWENTIETH SUPPLEMENTAL INDENTURE

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

VIACOM INC.

6.250% Fixed-to-Floating Rate Junior Subordinated Debenture due 2057

No.	$

CUSIP: 92553P BC5

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $         on February 28, 2057 at the office or agency of the Company referred to below, and to pay interest thereon (i) in arrears on August 28, 2017 and semiannually thereafter, on February 28 and August 28 in each year, from February 28, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, initially at the rate of 6.250% per annum, to, but excluding, February 28, 2027, and (ii) in arrears on May 28, 2027 and quarterly thereafter, on February 28, May 28, August 28 and November 28 in each year, from, and including, February 28, 2027, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding February 28, 2057, at an annual rate equal to Three-Month LIBOR plus 3.899%, reset quarterly, until the principal hereof is paid or duly provided for. The rate of interest payable during the Floating-Rate Period is subject to the maximum interest rate permitted by the law of the State of New York or other applicable state law, as such law may be modified by United States law of general application. In no event shall the rate of interest payable on the Debentures during the Floating-Rate Period be less than 0.0%.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, during the Fixed-Rate Period, shall be the February 13 or August 13, as the case may be, next preceding such Interest Payment Date, and, during the Floating-Rate Period, shall be the fifteenth calendar day, whether or not a LIBOR Business Day, that precedes the applicable Interest Payment Date.

The Company may, at its sole option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on this Security for up to five (5) consecutive years per deferral by extending the interest payment period pursuant to Section 1001A of the Indenture.

Subject to the Company’s right to optionally defer interest payments pursuant to Section 1001A of the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented from time to time and as further supplemented by the Twentieth Supplemental Indenture dated as of February 28, 2017 between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 6.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057, initially limited in aggregate principal amount to $650,000,000. This Security is a global Security representing $[        ] of the Securities, which are unsecured and rank junior in right of payment to all of the Company’s Senior Indebtedness, whether existing on the date of issuance of this Security or from time to time incurred, created, assumed or existing after the date of issuance of this Security. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will be redeemable at any time, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, on any date on or after February 28, 2027 to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Tax Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2027, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Rating Agency Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, on any date prior to February 28, 2027, at a Redemption Price equal to the sum of 102% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

Following the occurrence of a Change of Control Event with respect to the Securities of this series, the Securities of this series will be redeemable at any time, at the option of the Company, in whole but not in part, at a Redemption Price equal to the sum of 101% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), subject to an increase in the per annum interest rate of the Securities of this series by an additional 5.0 percentage points if the Securities of this series are not redeemed pursuant to any of Sections 1101, 1101A, 1101B or 1101C of the Indenture following a Change of Control Event with respect to the Securities of this Series, upon the terms and conditions set forth in Section 1101C of the Indenture.

In the case of any partial redemption, selection of the Securities of this series for redemption will be made in accordance with the procedures of the Depositary or by the Trustee by such method as the Trustee in its sole discretion deems appropriate; provided that no Securities of this series of $2,000 in principal amount or less shall be redeemed in part. If any

Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 28, 2017	VIACOM INC.
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: February 28, 2017

B-8